UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2014

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida	000-53315	14-1908451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2230 E. Artesia Blvd., Long Beach, CA 90805
(Address of principal executive offices and zip code)

(310) 454-5658
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2014, the Board of Directors approved the appointment of Mr. Dennis P. Gauger as “acting CFO” pursuant to Mr. Gauger’s consulting agreement dated April 30, 2014 (the “Agreement”).  According to the Agreement, Mr. Gauger, age 62, shall serve as acting CFO until April 30, 2015, the term of the agreement, unless terminated by either Mr. Gauger or the Company.

Dennis P. Gauger, Certified Public Accountant, has over 37 years of professional experience, providing a variety of businesses, their owners and management timely, expert financial management, accounting, consulting and SEC compliance services. Prior to starting his own firm in May 1998, Mr. Gauger served in three offices of an international "Big Four" accounting firm, including 9 years as an accounting and auditing partner and 10 years in that firm's emerging business services division. He has experience in a variety of industries including: manufacturing, high technology, software, aviation, retail and distribution, financial services, hospitality and gaming, food services, mining, telecommunications, medical devices and real estate.  Mr. Gauger has served as a full-time chief financial officer ("CFO") and as a part-time contract financial executive, compliance and business consultant to mature and emerging businesses in a variety of industries. This "hands on" financial management experience, coupled with years of serving clients in an international firm, uniquely qualifies him to understand a company’s operational challenges and to expertly meet its accounting, financial reporting, and regulatory compliance needs.  Companies that engage his services rely on competent advice and timely, responsive service.

Focusing on serving Securities and Exchange Commission (“SEC”) reporting companies, Mr. Gauger has served as a full-time and part-time contract Chief Financial Officer for several public companies. In that role, he has been responsible for financial reporting and regulatory compliance, working in tandem with outside auditors and securities counsel. This experience includes preparing financial statements and related disclosures and writing all sections of SEC periodic reports. He also provides input to and strengthens a public company’s Sarbanes-Oxley compliance procedures and the internal controls of the accounting department. He has also provided assistance to boards of directors and audit committees of public companies in meeting corporate governance requirements of stock exchanges and the SEC. He has consulted with boards in organizing board committees, attending and preparing minutes of board meetings, and planning for and conducting annual shareholder meetings.

Mr. Gauger graduated with honors with a BS degree in accounting from Brigham Young University. He is a licensed Certified Public Accountant in the states of Utah and Nevada and a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants. He has significant international business experience and is fluent in Spanish, both verbal and written.

Mr. Gauger is not related to any person, promoter or control person of Vision Industries Corp.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: May 5, 2014	By:	/s/Jerome Torresyap
Name: Jerome Torresyap Title: President